Exhibit 10.26.2

CONFIDENTIAL PORTIONS OF THIS DOCUMENT

HAVE BEEN REDACTED AND FILED SEPARATELY WITH THE

 SECURITIES AND EXCHANGE COMMISSION

AMENDMENT NO. 2 TO LICENSING AGREEMENT

This Amendment No. 2 (“Amendment No. 2) to Licensing Agreement is made as of 2002, December 10th by and between MedQuist Inc. (“MedQuist”), a New Jersey corporation with its principal place of business at Five Greentree Centre, Suit 311, Marlton, NJ 08053, acting on its own behalf and on behalf of its wholly owned subsidiaries (direct and indirect) and Philips Speech Processing GmbH (“Philips”), an Austrian corporation, with its registered place of business at Computerstrasse 6, 1101 Vienna, Austria (MedQuist and Philips, each a “Party” and, collectively, the “Parties”).

WITNESSETH

WHEREAS, the Parties entered into a Licensing Agreement, dated as of May 22, 2000, as amended by Amendment No. 1 of January 2002 (as amended, the “Licensing Agreement”) relating to the integration and use of certain Philips speech recognition technology into MedQuist business; and

WHEREAS, the Parties desire to amend the Licensing Agreement by modifying the pricing and fees and expanding the license to include additional applications subject to the terms and conditions of this Amendment No. 2;

NOW, THEREFORE, in consideration of the mutual promises contained herein, the Parties agree as follows:

Section.                                                     Definitions.

(i)                                    Unless otherwise defined in this Amendment No. 2, capitalized terms used in this Amendment No. 2 shall have the meanings given to them in the Licensing Agreement.

The following definitions are added to Section 1 of the Licensing Agreement:

(ii)                                 Service Bureau Services as defined in Amendment No. 1 will be further defined as:

“Service Bureau Services including Correction Services,” where the correction activity is part of the Service and is done by MedQuist; and “ASP with Speech Recognition,” where MedQuist does not do the Correction.

(iii)                              “In-house solution” is the total software solution including Speech Recognition software that helps customers to increase the efficiency of the document creation process. Currently MedQuist sells XXXX and YYYYY as the in-house solution for Radiology. As part of this Amendment No. 2, Philips shall develop an “In-house” solution (iii) that is functionally equivalent to those products.

(iv)                             “In house licenses business” is the business model where MedQuist sells and implements the in-house solution with the integrated Licensed Product within the IT environment of Customer.

(v)                                “Transfer Price” is the price for a product or service to be paid by MedQuist to Philips.

Schedule D - Pricing

The first paragraph of Schedule D to Amendment No. 1 is hereby deleted and replaced with the following:

(i)                                    All License fees shall be based on a per payroll line basis. A payroll line is defined as 65 black/white characters. From and after December 1, 2002, the license fees for the Licensed Product will be as follows:

•                                          Service Bureau Service including Correction Services:

•                                          For 2002, the lines fee will be free of charge, and Philips acknowledges that it shall not be entitled to payment for the invoice of $231,000 previously submitted.

•                                          For 2003, the lines fee will be free of charge under the  express condition that MedQuist, related to providing  Service Bureau Services with Correction Services, achieves  its forecast of lines going through its New Transcription Platform (“NTP”) using automated speech recognition (“ASR”).

•                                          If MedQuist does not meet its forecast, then MedQuist will pay $1,056,000. Payment will be made at end of the year 2003.

•                                          For 2004 the same is valid as in 2003. Therefore, if the forecast amount is not met, MedQuist will pay Philips at the end of 2004 the amount of $3,600,000.

•                                          If, in 2003 or in 2004, MedQuist does not meet its forecasted lines, then right of first refusal as said in section 2 of Amendment No. 1 and related to Service Bureau Service including Correction Services, will be cancelled.

•                                          For 2005 and thereafter, a line fee of [***] is agreed for all lines.

•                                          The foregoing is subject to the Licensed Product scaling and functioning as part of the NTP in a commercially viable manner at the volume levels set forth in the above contemplated forecasts. If scaling issues inhibit MedQuist’s ability to achieve the forecasts, the parties will negotiate in good faith to reach a mutually acceptable compromise.

***  Confidential material which has been omitted and filed separately with the Securities and Exchange Commission

•                                          ASP with Speech Recognition:

•                                          For 2003 and 2004 the line fee will be [***] per line. In 2005, the line fee will be [***] for all lines.

•                                          MedQuist has the right to provide promotional pricing to any client for up to 90 days for ASP with Speech Recognition services. During this time, MedQuist will not be subject to paying Philips a minimum line rate. Instead, for clients receiving promotional pricing, MedQuist will pay Philips 50% of the revenues that it collects as a result of ASP with Speech Recognition. The promotional period for any specific client should not exceed 90-days without Phillips’ approval.

•                                          “In house licenses business”:

•                                          Philips will, in cooperation with MedQuist and Philips Medical Systems, develop a Philips in-house solution for the Radiology business based on the requirements and specifications of MedQuist.

•                                          Delivery of this in-house solution is planned in Q4 2003.  Upon signing of this Agreement, MedQuist and Philips will work in good faith to establish reasonable terms and conditions of a development agreement (“Development Agreement”) including milestones, deliverables and other customary terms and conditions for the in-house radiology solution and a payment schedule for any amounts due after the signing of this Agreement.

•                                          MedQuist will pay Philips $1.2M in 2003 in installments based upon the delivery by Philips on jointly agreed milestones.

•                                          On signing of this Agreement, MedQuist will pay Philips 35% of that amount. The balance shall be payable as agreed upon in the Development Agreement.

•                                          Until the Philips In-house solution (the replacement for [***]) is available, the Philips Speech engine will be for free under the express condition that it is bundled with [***]. (This special arrangement does NOT apply to any other vendor solutions.). For every user license, MedQuist will pay upfront per quarter, the Quarterly maintenance of $73.50 per user.

•                                          Upon delivery of the Philips In-house solution, MedQuist gets exclusivity for distribution only for this solution in North America for 1 (one) year after the product is commercially usable. The exclusivity will be reviewed annually based on business results (meeting the forecast) in that year. If the exclusivity is cancelled

***  Confidential material which has been omitted and filed separately with the Securities and Exchange Commission within 36 months after a commercially usable product is delivered, then Philips will pay to MedQuist (as liquidated damages for loss of exclusivity and not as a penalty) an early termination fee equal to US $33,333.33 for each month remaining in the 36 month term after the effective date of termination. By way of example, if Philips terminates the exclusivity at the end of 24 months after delivery, then Philips will pay a termination fee equal to 12 times US $33,333.33.

•                                          Transfer Price of the “In-house solution” needs to be agreed, and it is hereby agreed that this will be lower than the Transfer Price of [***] including a Speech Recognition engine.

The Fees do not include sales, use, excise and similar taxes, or the cost of shipping or insurance, for which MedQuist is responsible.

All charges for additional services shall be on commercial terms and conditions that are reasonably acceptable to both parties.

All dollar amounts specified in this agreement are US dollars.

PHILIPS SPEECH PROCESSING GmbH		MedQuist Inc.

By:	/s/ Marcel Wassink	By:	/s/ Ethan H. Cohen
Name: Marcel Wassink		Name: Ethan H. Cohen
Title: Managing Director		Title: EVP & CTO
PSP SRS

***  Confidential material which has been omitted and filed separately with the Securities and Exchange Commission